UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois		60601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b 2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 3, 2018, Archer Daniels Midland Company (the “Company”) held its 2018 Annual Meeting of Stockholders. The following proposals were voted on at the meeting with the following results:

Proposal No. 1. All nominees for election to the Board of Directors listed in the proxy statement for the 2018 Annual Meeting were elected as follows:

Nominee	For	Against	Abstain	Broker Non- Votes
A. L. Boeckmann	436,627,950	17,306,737	1,340,628	49,855,610
M. S. Burke	450,068,405	3,869,393	1,337,517	49,855,610
T. K. Crews	451,276,419	2,609,133	1,389,763	49,855,610
P. Dufour	448,019,615	5,843,549	1,412,151	49,855,610
D. E. Felsinger	437,489,792	16,316,904	1,468,619	49,855,610
S. F. Harrison	447,726,045	6,116,700	1,432,570	49,855,610
J. R. Luciano	431,631,512	21,577,452	2,066,351	49,855,610
P. J. Moore	427,316,955	26,451,431	1,506,929	49,855,610
F. J. Sanchez	450,903,171	2,827,962	1,544,182	49,855,610
D. A. Sandler	451,161,907	2,651,171	1,462,237	49,855,610
D. T. Shih	447,581,315	6,231,586	1,462,414	49,855,610
K. R. Westbrook	374,859,907	78,844,824	1,570,584	49,855,610

Proposal No. 2. The appointment of Ernst & Young LLP as independent accountants for the year ending December 31, 2018 was ratified at the meeting by the following votes:

For	Against	Abstain
492,217,961	11,373,875	1,539,089

Proposal No. 3. The compensation of the Company’s named executive officers was approved, on an advisory basis, by the following votes:

For	Against	Abstain	Broker Non- Votes
428,409,096	24,117,357	2,748,862	49,855,610

Proposal No. 4. The stockholders approved the material terms of the ADM Employee Stock Purchase Plan by the following votes:

For	Against	Abstain	Broker Non- Votes
449,190,401	3,883,374	2,201,540	49,855,610

Proposal No. 5. The stockholders did not approve a stockholder proposal requesting an independent board chairman as follows:

For	Against	Abstain	Broker Non- Votes
157,667,824	295,604,660	2,002,831	49,855,610

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: May 7, 2018	By	/s/ D. Cameron Findlay
D. Cameron Findlay
Senior Vice President, General Counsel, and Secretary